Exhibit 99.1

Plum Creek Timber Company, Inc 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
Oct. 4, 2007	Media: Robin Keegan 1-800-467-3751

Plum Creek Quantifies Fire Impact, Updates Land Sales Timing and 2007 Outlook

SEATTLE, Wash. – Plum Creek Timber Company, Inc. (NYSE: PCL) today reported the company will record a $4 million non-cash fire loss during the third quarter. An active fire season in western Montana damaged approximately 41,000 acres, or one-half percent, of the company’s timberlands. The extreme fire risk in western Montana this season led the company to halt timber operations in the region during August. As a result, sawlog harvest levels were nearly 150,000 tons lower than expected in the company’s Northern Resource segment. Salvage operations have begun and the company expects a portion of the standing timber on the land will be salvaged in the coming months.

The company also reported that several land sales originally scheduled to close in the third quarter are now scheduled to close in the fourth quarter. As a result of this timing difference, the company expects to report Real Estate segment sales of approximately $94 million during the third quarter. The company originally expected these third-quarter sales to be between $110 and $120 million. The company expects to report strong Real Estate segment revenues for 2007, on the low end of its estimated range of $330 and $350 million.

“We manage Plum Creek for sustainable, long-term value creation. We continue to focus on this objective, as we always have, when determining our day-to-day harvest plans,” said Rick Holley, president and CEO. “Sawlog markets continue to bounce along the bottom, and have been particularly soft in certain markets in the southeastern United States over the past year. With the prospect of continuing weak lumber demand in the fourth quarter, we plan to further reduce our sawlog harvest by approximately 200,000 tons in these southern markets. We believe this harvest deferral will allow us to capture better pricing for these trees when markets improve. In the meantime, these trees continue to grow, increasing the value of the company.

“As a result of our fire loss, the associated reduction in third-quarter harvest, and our plans for future harvests, we currently expect our full-year earnings to be between $1.33 and $1.38 per share. While our plans reduce near-term earnings from our timber segments, we believe they enhance the long-term value of the company.”

The company expects to report third quarter earnings between $0.32 and $0.37 per share including the $0.02 per share fire loss expense after the market closes on Oct. 22.

-more-

Plum Creek Timber Company Reports Results

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Plum Creek is the largest and most geographically diverse private landowner in the nation with 8.2 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.